                                                             Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Employee Stock Option Plan and the 1994 Stock Option Plan for Directors of The UniMark Group, Inc. of our report dated
April 23, 1996, except for Note 8, as to which the date is May 9, 1996 with respect to the financial statements of Grupo Industrial Santa Engracia, S.A. de C.V. as of December 31, 1995 and for the year then ended included in this Report on Form 8-K.


                                                MANCERA, S.C.
                                                ERNST & YOUNG

San Pedro Garza Garcia, N.L., Mexico
May 9, 1996